UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 17, 2008
SIRTRIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51171	20-1410189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Technology Square, Cambridge, Massachusetts 02139
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 252-6920
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
     On April 22, 2008, Sirtris Pharmaceuticals, Inc., a Delaware corporation (“Sirtris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SmithKline Beecham Corporation, a Pennsylvania corporation (“SmithKline”), and Fountain Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of SmithKline (the “Purchaser”), pursuant to which, among other things, the Purchaser has agreed to commence a tender offer for all the outstanding shares of common stock of Sirtris, subject to the terms and conditions of the Merger Agreement. SmithKline is a wholly-owned subsidiary of GlaxoSmithKline plc (“GSK”).
     On April 22, 2008, Sirtris and GSK issued a joint press release relating to the Merger Agreement. A copy of the press release was previously furnished on a Schedule 14D-9C, dated April 23, 2008.
Merger Agreement
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will commence a tender offer (the “Offer”) to acquire all the outstanding shares of Sirtris common stock, par value $0.001 per share (“Sirtris Common Stock”), at a price of $22.50 per share, net to the selling stockholders in cash, without interest thereon (the “Offer Price”). The Merger Agreement provides that the Offer will commence within 10 business days after the date of the Merger Agreement, and will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into Sirtris (the “Merger”) and Sirtris will become a wholly-owned subsidiary of SmithKline. At the effective time of the Merger, each issued and outstanding share of Sirtris Common Stock (the “Shares”) (other than Shares owned by Sirtris, GSK or any wholly-owned subsidiary of GSK, and Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive the Offer Price in cash, without interest, as set forth above.
     The Merger Agreement includes certain representations, warranties and covenants of Sirtris, SmithKline and the Purchaser. Among others, Sirtris has agreed to operate its business in the ordinary course until the Offer is consummated. Sirtris has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Sirtris and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both Sirtris and SmithKline and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Sirtris will be required to pay to SmithKline a termination fee of $22.5 million.
     The Purchaser’s obligation to accept for payment and pay for shares of Sirtris Common Stock tendered in the Offer is subject to certain conditions, including, among other things: (i) at least a majority of the outstanding shares of Sirtris Common Stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn and (ii) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sirtris, GSK, SmithKline or the Purchaser. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and only as of specified dates, were solely for the benefit of the parties to such agreement, and should not be relied upon by any other person. The representations and warranties may not be intended as statements of fact but rather as a way of allocating contractual risk between the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged and may be modified by the information contained in the disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sirtris’s, GSK’s or SmithKline’s public disclosures. Such representations and warranties will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement other than claims for willful breach.
Tender and Stockholder Support Agreements
     In connection with the Offer, SmithKline, Purchaser and certain of Sirtris’s executive officers, directors and stockholders, consisting of Messrs. Aldrich, Bohlin, Capello, Clarke and Pops and Drs. Elliott, Friedman, Hoffman, Jirousek, Schimmel, Sinclair and Westphal have entered into a Tender and Stockholder Support Agreement, dated as of April 22, 2008 (the “Tender and Support Agreement”). The outstanding shares of Sirtris Common Stock subject to the Tender and Support Agreement represent approximately 4.6% of the total outstanding shares of Sirtris Common Stock. Pursuant to the Tender and Support Agreement, such executive officers, directors and stockholders have agreed, among other things, subject to the termination of the Tender and Support Agreement (i) to tender in the Offer (and not to withdraw) all shares of Sirtris Common Stock beneficially owned or hereafter acquired by them, (ii) to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger pursuant to Section 253 of the DGCL and against any competing transaction, (iii) to appoint the Purchaser as their proxy to vote such shares in connection with the Merger Agreement, and (iv) not to otherwise transfer any of their Shares. In addition, each such officer, director and stockholder has granted SmithKline an option to acquire such shares at the Offer Price in the event that the Purchaser acquires shares in the Offer but the shares subject to the Tender and Support Agreement are not tendered or are withdrawn. Each Tender and Support Agreement will terminate upon the termination of the Merger Agreement.
     The form of the Tender and Support Agreement is filed as Exhibit 4.1 to this report and is incorporated by reference herein. The description of the Tender and Support Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.
Warrant Agreements
     On April 17, 2008, Sirtris and Hercules Technology Growth Capital, Inc., a Maryland corporation, entered into an amendment (the “Hercules Amendment”) to the warrant agreement to purchase shares of Sirtris’ Series C Preferred Stock, dated April 18, 2006 (the “Hercules Warrant”). Also on April 17, 2008, Sirtris and ARE-770/784/790 Memorial Drive, LLC, a Delaware limited liability company, entered into an amendment (the “ARE-770 Amendment” and, together with the Hercules Amendment, the “Amendments”) to the warrant agreement to purchase shares of Sirtris’ Series B Preferred Stock, dated August 1, 2005 (the “ARE-770 Warrant” and, together with the Hercules Warrant, the “Warrants”). The Warrants are currently exercisable for shares of Sirtris Common Stock. The Amendments set forth that the warrant holders will have the right to receive cash or other property, in lieu of shares of Sirtris Common Stock or capital stock of any successor entity, if the warrant holders exercise their respective rights under the Warrants after certain merger events, as defined therein, such as the Merger, have occurred.
About Sirtris
     Sirtris Pharmaceuticals is a biopharmaceutical company focused on discovering and developing proprietary, orally available, small molecule drugs with the potential to treat diseases associated with aging, including metabolic diseases such as Type 2 Diabetes. Our drug candidates are designed to mimic certain beneficial health effects of calorie restriction, without requiring a change in eating habits, by activation of sirtuins, a recently discovered class of enzymes that the Company believes control the aging process. The Company’s headquarters are in Cambridge, Massachusetts.
Additional Information
     This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Sirtris Common Stock. The Purchaser has not commenced the Offer for shares of Sirtris stock described in this communication.
     Upon commencement of the Offer, the Purchaser intends to file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents, and Sirtris intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Purchaser and Sirtris intend to mail these documents to the shareholders of Sirtris. Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits carefully when such documents are filed and become available, as they will contain important information about the Offer.
     Shareholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Sirtris by contacting the Company at 200 Technology Square, Cambridge, Massachusetts 02139, attention: Investor Contact.
Safe Harbor for Forward-Looking Statements
     Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that Sirtris expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that Sirtris’ business will have been adversely impacted during the pendency of the tender offer. Additional information on these and other risks, uncertainties and factors is included in Sirtris’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are attached to this Current Report on Form 8-K:

Exhibit 2.1
Agreement and Plan of Merger, dated as of April 22, 2008, by and among SmithKline Beecham Corporation, a Pennsylvania corporation, Fountain Acquisition Corporation, a Delaware corporation, and Sirtris Pharmaceuticals, Inc., a Delaware corporation.

Exhibit 4.1	Form of Tender and Stockholder Support Agreement, by and among SmithKline Beecham Corporation, Fountain Acquisition Corporation and certain stockholders of Sirtris Pharmaceuticals, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirtris Pharmaceuticals, Inc.
Date: April 23, 2008	By:	/s/ Christoph Westphal
		Name:	Christoph Westphal
		Title:	President and Chief Executive Officer

EXHIBIT LIST

Exhibit 2.1
Agreement and Plan of Merger, dated as of April 22, 2008, by and among SmithKline Beecham Corporation, a Pennsylvania corporation, Fountain Acquisition Corporation, a Delaware corporation, and Sirtris Pharmaceuticals, Inc., a Delaware corporation.

Exhibit 4.1	Form of Tender and Stockholder Support Agreement, by and among SmithKline Beecham Corporation, Fountain Acquisition Corporation and certain stockholders of Sirtris Pharmaceuticals, Inc.